UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2006
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of Principal executive offices, including Zip Code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
Annual Management Incentive Program

Item 1.01 Entry Into a Material Definitive Agreement
     On February 8, 2006, the USG Corporation Board of Directors ratified prior year bonus awards (to be reported in the Corporation’s 2006 proxy statement) and approved current year salary levels for the Named Executives (as well as for other executive officers) as follows:

Named Executive	2006 Salary Level	2005 Bonus Award
William C. Foote, Chairman and Chief Executive Officer	$1,095,000	$1,387,130
Richard H. Fleming, Executive Vice President and Chief Financial Officer	$500,000	$450,759
Edward M. Bosowski, Executive Vice President and Chief Strategy Officer; President, USG International	$452,000	$381,054
James S. Metcalf, President and Chief Operating Officer	$540,000	$422,877
Stanley L. Ferguson, Executive Vice President and General Counsel	$400,000	$357,819
     On the same date, the USG Corporation Board of Directors approved additional awards for Messrs. Foote, Fleming, and Ferguson in the amounts of $1,000,000, $500,000, and $500,000 respectively. The additional awards approved are in recognition of outstanding individual performance and leadership.
     On February 8, 2006, the USG Corporation Board of Directors also approved strategic focus targets (which represent 50% of the target earned for each participant) under the 2006 USG Corporation Annual Management Incentive Program, as amended, applicable to the Named Executives, as follows: wallboard cost 10%, Auratone gross margin 10%, L&W Supply Corporation sales 10%, customer satisfaction 10%, financial (overhead and working capital) 10%. A copy of the 2006 USG Corporation Annual Management Incentive Program, as amended, is filed herewith as exhibit 10.1 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
/s/ Peter K. Maitland
Date: February 13, 2006	Peter K. Maitland, Vice President,
Compensation, Benefits, and Administration

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EXHIBIT INDEX

Exhibit Numer	Description

10.1	2006 USG Corporation Annual Management Incentive Program, as amended.

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